REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made as of the 10th day of March, 2009, by and among The Saint James Company, Inc., a North Carolina corporation (the “Company”), and the individuals and entities (each, a “Shareholder,” and collectively, the “Shareholders”), who have executed this Agreement and are identified on the signature page hereto as being an original issuee of shares of Common Stock (as that term is defined below).

Recitals

WHEREAS, subsequent to each issuance, but as of the date of initial certification, of certain shares of common stock owned by each undersigned Shareholder in an amount set forth next to each such Shareholder’s name (the “Old Shares”), the Company and each such Shareholder was under the good faith belief that such shares no longer constituted “restricted securities” (as that term is defined in Rule 144);

WHEREAS, as a result of such good faith belief, none of the certificates representing the Old Shares (collectively, the “Old Share Certificates”) was initially generated with a restrictive legend affixed thereto or stop-transfer instructions on the books and records of the Company’s transfer agent;

WHEREAS, on or about June of 2008, in connection with advice of counsel, the Company concluded that the Old shares might still be considered to be restricted securities, and, upon the Company’s request, each of the Shareholders returned the Old Share Certificates (or certificates subsequently issued in exchange therefor) to the Company such that the Company could affix a standard “1933 Act” restrictive legend thereon and could cause the Company’s transfer agent to place stop-transfer instructions on its books and records;

WHEREAS, in connection with such return and affixing of legends on the Old Share certificates, the Company committed directly to the Shareholders and indirectly to their transferees (each, a holder of Registrable Securities; collectively, the Shareholders and their transferees, the ‘Selling Holders”) that, under certain circumstances, the Company would file a re-sale registration statement;

WHEREAS, in furtherance of such re-sale registration statement commitment by the Company, the Company hereby agrees to grant certain registration rights in respect of the Old Shares, as set forth hereinbelow;

NOW, THEREFORE, the parties agree as follows:

Agreement

1.           Registration Rights.  The Company covenants and agrees as follows:

1.1           Definitions.  For purposes of this Section 1:

(a)           The term “1933 Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(b)           The term “Common Stock” means the common stock, par value $0.001, of the Company.

(c)           The term “1934 Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(d)           The term “Filing Deadline” has the meaning set forth in Section 1.3(a) herein.

(f)           The terms “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the 1933 Act, and the declaration or ordering of effectiveness of such registration statement or document.

(g)           The term “Registrable Securities” means (i) the Old Shares (as subject to appropriate adjustment for stock splits, stock dividends, combinations and other recapitalizations after the date hereof (collectively, a “Recapitalization”)) and (ii) any Common Stock issued as a dividend or other distribution with respect to, or in exchange for, or in replacement of the shares referenced in (i) above, excluding in all cases, however, any Registrable Securities that have been sold by a person publicly, pursuant to the provisions of Rule 144 without volume or further transfer restrictions, or pursuant to a registration statement under the 1933 Act covering such Registrable Securities that has been declared effective by the SEC.

(h)           The term “SEC” means the Securities and Exchange Commission or any successor thereto.

1.2           Reserved.

1.3           Company Registration.  The Company shall file with the SEC a Registration Statement on Form S-1 (or, if Form S-1 is not then available to the Company, on such form of registration statement as is then available to effect a registration for resale of the Registrable Securities), registering all of the Registrable Securities for resale not later than 30 calendar days following the filing by the Company of its Annual Report on Form 10-K for its fiscal year ended December 31, 2008; provided, however, that, if a transaction (an “8-K Transaction”) were to occur prior to the filing of such Annual Report, the occurrence of which would require the Company to file a Current Report on Form 8-K that would contain information that would be required if the Company were filing a general form for registration of securities on Form 10 under the 1934 Act, reflecting all classes of the Company’s securities subject to the reporting requirements of Section 13 thereof upon consummation of the transaction, then the commencement of such 30 calendar-day period shall be deemed to be four business days following the occurrence of such 8-K Transaction, rather than 30 calendar following the filing of such Annual Report (in either instance, the “Filing Deadline”).  If Form S-1 is not available at that time, then the Company will file a registration statement on such form as is then available to effect a registration of all of the Registrable Securities.

1.4           Reserved.

1.5           Obligations of the Company.  Whenever required under this Section 1 to effect the registration of any Registrable Securities, the Company, at its expense, shall, as expeditiously as reasonably possible:

(a)           Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its reasonable best efforts to cause such registration statement to become effective and keep such registration statement effective until the earlier of thirteen months following (i) the occurrence of such 8-K Transaction or (ii) the declaration of effectiveness of such Registration Statement, in either event such that, upon the expiration of such 13-month period, the Selling Holders (unless then are, or in the immediately preceding 90 days were, affiliates of the Company) will be permitted to sell the Registrable Securities in accordance with the provisions of Rule 144 (or any such successor Rule adopted by the SEC), without regard to volume restrictions.

(b)           Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus provided by Company in connection with such registration statement as may be necessary to comply with the provisions of the 1933 Act with respect to the disposition of all securities covered by such registration statement.

(c)           Furnish to the Shareholders such numbers of copies of a prospectus in conformity with the requirements of the 1933 Act, and such other documents as such Shareholders may reasonably request from time to time in order to facilitate the disposition of the Registrable Securities owned by them.

(d)           Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Shareholders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already required to qualify to do business or subject to service in such jurisdiction and except as may be required by the 1933 Act.

(e)           Reserved.

(f)           Promptly notify each holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the 1933 Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and, at the request of a Selling Holder, prepare and furnish to such Selling Holder a reasonable number of supplements to, or amendment of, such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such share, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in light of the circumstances then existing.

(g)           Use its reasonable best efforts to cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed.

(h)           Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration statement.

(i)           Reserved.

(j)           Make available to each Selling Holder participating in such registration, upon the request of such Selling Holder a copy of all documents filed with and all correspondence from or to the SEC in connection with any such offering other than non-substantive cover letters and the like.

(k)           Otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC.

1.6           Furnish Information.  It shall be a condition precedent to the obligations of the Company to take any action with respect to the Registrable Securities of any Selling Holder that such Selling Holder shall furnish to the Company such information regarding itself, its affiliates, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Selling Holder’s, provided such information is timely requested by the Company.

1.7           Expenses of Company Registration.  The Company shall bear and pay all expenses incurred by it in connection with any registration, filing, or qualification of Registrable Securities with respect to the registrations pursuant to Section 1.3 for the Selling Holders and compliance with the terms hereof, including (without limitation) all registration, filing, and qualification fees, printers and accounting fees relating or apportionable thereto and the fees and disbursements of counsel for the Company, but excluding underwriting discounts and commissions relating to the Registrable Securities.

1.8           Reserved.

1.9           Delay of Registration.  The Selling Holders shall not have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

1.10           Indemnification.  In respect of the Registrable Securities to be included in a registration statement under this Section 1:

(a)           To the extent permitted by law, the Company will indemnify and hold harmless the Selling Holders, each officer and director thereof, any underwriter (as defined in the 1933 Act) of the Selling Holders, and each person, if any, who controls the Selling Holders or underwriter within the meaning of the 1933 Act or the 1934 Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the 1933 Act, the 1934 Act, or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, a “Violation”):  (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (iii) any violation or alleged violation by the Company of the 1933 Act, the 1934 Act, any state securities law, or any rule or regulation promulgated under the 1933 Act, the 1934 Act, or any state securities law; and the Company will pay to the Selling Holders, underwriter, or controlling person any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 1.10(a) shall not apply to (1) a holder if he is either an officer or director of the Company at the time of the statement, omission, or violation (a “Management Shareholder”) unless such Management Shareholder has sold Registrable Securities included in the registration statement, (2) amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), or (3) any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such a holder (including each officer and director of a Selling Holder), underwriter, or controlling person.

(b)           To the extent permitted by law, the Selling Holders will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the 1933 Act, any underwriter and any controlling person of any such underwriter, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the 1933 Act, the 1934 Act, or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by the Selling Holders, or by an officer or director of the Selling Holders expressly for use in connection with such registration; and the Selling Holders will pay any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this Section 1.10(b) in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 1.10(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Shareholder, which consent shall not be unreasonably withheld; provided, further, that in no event shall any indemnity under this Section 1.10(b) exceed the gross proceeds from the offering received by the Selling Holders, net of underwriters’ commissions and discounts.

(c)           Promptly after obtaining actual knowledge of any third-party claim or action as to which it may seek indemnification under this Section 1.10, an indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.10, deliver to the indemnifying party a written notice thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding.  The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.10, if, and to the extent that, such failure is prejudicial to such indemnifying party’s ability to defend such action, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.10.

(d)           If the indemnification provided for in this Section 1.10 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense (including, without limitation, legal and other expenses incurred by such indemnified party in investigating or defending any such action or claim) in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations.  The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.  Notwithstanding the provisions of this Section 1.10, the Selling Holders shall not be required to contribute any amount or make any other payments under this Agreement, which in the aggregate, exceed the net proceeds received by the Selling Holders from the offering covered by the applicable registration statement.

(e)           Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

(f)           The obligations of the Company, the Shareholders, and the Selling Holders under this Section 1.10 shall survive the completion of any offering of the Registrable Securities in a registration statement under this Section 1, and otherwise.

2.           Miscellaneous.

2.1           Successors and Assigns.  Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any shares of the Registrable Securities).  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.  For the benefit of each of the respective successors and assigns of the parties (including transferees of any shares of the Registrable Securities) and any subsequent successors, assigns, and transferees, each undersigned Shareholder represents and warrants to each other Shareholder and to the Company that such Shareholder is, as of the date hereof, and for the immediately preceding 90-day period was, not an affiliate or representative of the Company and covenants that, within 90 days of any further assignment or transfer of any shares of the Registrable Securities, such Shareholder shall not become an affiliate or representative of the Company.

2.2           Governing Law.  This Agreement shall be governed by and construed under the laws of the State of New York as applied to agreements among New York residents entered into and to be performed entirely within New York.

2.3           Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

2.4           Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

2.5           Notices. Any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or by telex or confirmed facsimile, or one delivery day after deposit with a recognized overnight express delivery service or courier (for FedEx Express Overnight or equivalent delivery to and from an address within the United States of America) or three delivery days after deposit with a recognized overnight express delivery service or courier (for FedEx Express International Priority or equivalent delivery to and from an address outside the United States of America), and addressed to the party to be notified at the address indicated for such party below, or at such other address as such party may designate by ten days’ advance written notice to the other party:

(a)           If to the Company:

The Saint James Company
Attention:  Chief Executive Officer
Broadway Plaza, 520 Broadway, Suite 350
Santa Monica, California 90401
Fax number:  818-880-4140

with a copy to:

(which shall not constitute notice)

Baker & Hostetler LLP
Attention:  Randolf W. Katz
600 Anton Blvd., Suite 900
Costa Mesa, California 92626
Fax number:  714-966-8802

(b)           If to a Shareholder:

See signature page to this Agreement

or to such other person or address as any party shall specify by notice in writing to each of the other parties.  All such notices, requests, demands, waivers, and communications shall be deemed to have been received on the date of delivery if the date of transmission is electronically endorsed automatically on the media or evidenced by courier service documentation.  If notice is mailed or transmitted in a manner in which date of delivery cannot be ascertained from the media used or courier service records, notice shall be deemed given on the fifth business day after the mailing or other transmission or delivery thereof.  A notice of a change of address shall be effective only upon receipt.

2.6           Expenses.  If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs, and necessary disbursements in addition to any other relief to which such party may be entitled.

2.7           Amendments and Waivers.  Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Selling Holders or Shareholders of the Registrable Securities then outstanding, as applicable.  Any amendment or waiver effected in accordance with this Section 2.7 shall be binding upon each Selling Holder and the Company; provided that, without the consent of the Company and all Shareholders and Selling Holders, no amendment to this Agreement may be made that (i) modifies this Section 2.7, or (ii) would affect the Shareholders or Selling Holders in a disproportionate manner (other than any disproportionate results that are due to a difference in the relative stock ownership in the Company).

2.8           Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

2.9           Aggregation of Stock.  All shares of Registrable Securities held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

2.10           Entire Agreement.  This Agreement constitutes the full and entire understanding and agreement between the parties regarding the matters set forth herein.  Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon the successors, assigns, heirs, executors, and administrators of the parties hereto.

2.11           Further Assurances.  At any time, and from time to time, each party will execute such additional instruments and take such action as may be reasonably requested by any other party to carry out the intent and purposes of this Agreement.

2.12           Arbitration.  Any dispute, controversy, or claim arising out of or relating to this Agreement or the Registrable Securities will be resolved by binding arbitration before a retired judge at JAMS in New York City, New York.  Any interim or final arbitration award by be enforced by any court of competent jurisdiction.

[BALANCE OF PAGE INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first above written.

THE SAINT JAMES COMPANY

By:
Name:
Title:

SHAREHOLDERS:

[name]	[street]

One million shares of Common Stock	[city, state, postal code, country]

[facsimile number]

[name]	[street]

One million shares of Common Stock	[city, state, postal code, country]

[facsimile number]